PL Short Duration Bond Fund
Report Pursuant to Rule 10f-3
Quarter Ended June 30, 2009



	Securities Purchased

(1)
Name of Issuer
Verizon Wireless Capital LLC

(2)
Description of Security (name, coupon, maturity, subordination, common stock, etc.)
VZW 3 3/4 % 05/20/11
Fix Rate Notes
CUSIP:  92344SAR1

(3)
Date of Purchase
05/19/2009

(4)
Date of Offering
05/19/2009

(5)
Unit Price
99.922

(6)
Principal Amount of Total Offering
$2,750,000,000

(7)
Underwriting Spread (% and $)
0.22%

(8)
Principal Amount of Total Offering
$8,000,000,000

(8)
Names of Syndicate Members
Citigroup Global
Markets Inc.,
Goldman, Sachs &
Co., UBS Securities
LLC, Banc of
America Securities
LLC, Barclays
Capital Inc.,
Credit Suisse
Securities (USA)
LLC, Morgan Stanley
& Co. Incorporated,
RBS Securities Inc.

(9)
Dollar Amount of Purchase by the Portfolio
$774,396.00

(10)
% of Offering Purchased by Portfolio
0.03%

(11)
% of Offering Purchased by Associated Accounts
4.74%

(12)
% of Portfolio Assets Applied to Purchase
1.53%

(13)
Name(s) of Syndicate Members(s) from whom Purchased
Smith Barney

(14)
Name(s) of Affiliated Underwriter
Goldman, Sachs &
Co.